CERTIFICATIONS PURSUANT TO SECTION 906

EX-99.906CERT

CERTIFICATION

Jane Trust, Chief Executive Officer, and Christopher Berarducci, Principal Financial Officer of Legg Mason Partners Income Trust – Western Asset Intermediate Maturity California Municipals Fund (the “Registrant”), each certify to the best of their knowledge that:

1.    The Registrant’s periodic report on Form N-CSR for the period ended November 30, 2020 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.    The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Legg Mason Partners Income Trust -	Legg Mason Partners Income Trust –
Western Asset Intermediate Maturity California	Western Asset Intermediate Maturity California
Municipals Fund	Municipals Fund

/s/ Jane Trust	/s/ Christopher Berarducci
Jane Trust	Christopher Berarducci

Date: January 22, 2021	Date: January 22, 2021

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.